AMENDMENT OF LEASE AGREEMENT made this 10th day of August,1998.

BETWEEN:          250 CONSUMERS ROAD LIMITED
                  A company incorporated under the laws of the Province of Ontario, and having its head office at:
                  214 Merton Street, Suite #300
                  Toronto, Ontario, M4S 1A6
                                               (hereinafter called the "Lessor")
                                                               OF THE FIRST PART

                           -and-

                  V3 SEMICONDUCTOR CORPORATION Unit #901 250 Consumers Road North York, Ontario, M2J 4J6

                                               (hereinafter called the "Lessee")
                                                              OF THE SECOND PART


     WHEREAS by a Lease made the 13th day of August, 1996 (hereinafter called the "Lease") a copy of which is attached hereto as Schedule "A", the Lessor leased and demised unto the Lessee the leased premises set out therein (hereinafter called the "Original Leased Premises") being Suite #901 in the building located at and municipally known as 250 Consumers Road, in the City of Toronto, in the Province of Ontario, comprising an area of approximately 7,4191 square feet (adjusted to include the Lessee's proportionate share of common areas and facilities on the ninth floor of the building) for a lease term of FIVE (5) YEARS AND SIX (6) MONTHS commencing on the 1st day of August, 1996, and terminating on the 31st day of January, 2002, at the rentals reserved therein;

     AND WHEREAS, the Lessor and the Lessee have agreed to increase the area of the leased premises, effective as of the 1st day of September, 1998, by adding thereto the premises known as Suite 905 at 250 Consumers Road (hereinafter called the "Additional Leased Premises"), comprising an area of approximately 3,346 square feet (adjusted to include the Lessee's proportionate share of common areas and facilities on the ninth floor of the building) adjacent to the Original Leased Premises, being the area outlined in red on the plan of the ninth (9th.) floor of the building attached hereto as Schedule "B" on the terms and conditions provided herein;

     AND WHEREAS, the Lessor and the Lessee have agreed to amend the lease as provided herein;

     NOW THEREFORE THIS INDENTURE WITNESSETH that in consideration of the mutual covenants and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby a acknowledged, the Lessor and the Lessee do hereby agree as follows:


     1. Effective as of the 1st. day of September, 1998, the area of the leased premises shall be increased by adding thereto the premises known as Suite 905 at 250 Consumers Road, comprising an area of approximately 3,346 square feet (adjusted to include the Lessee's proportionate share of common areas and facilities on the ninth floor of the building) adjacent to the Original Leased Premises on the terms and conditions provided herein;

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     2. During the period of THREE (3) YEARS AND FIVE (5) MONTHS, from September
1, 1998, to January 31, 2002, the Lessee shall pay to the Lessor as annual base rent for the Additional Leased Premises only the sum of FIFTEEN THOUSAND ONE HUNDRED AND TWENTY-THREE DOLLARS AND NINETY-TWO CEDNTS ($15,123.92) per annum payable in equal consecutive monthly installments of ONETHOUSAND TWO HUNDRED AND SIXTY DOLLARS AND THIRTY-THREE CENTS ($1,260.33) each in advance on the first of each and every month.

     3. In addition to the base rent provided above, the Lessee shall pay to the Lessor for the Additional Leased Premises hydro charges, realty taxes, including increases resulting from the transfer of business Taxes to Realty Taxes, and operating and maintenance costs, all in accordance with the provisions of the Lease. Additional Rent is currently estimated at $13.26 per square foot per annum and the Lessee shall pay monthly installments based on this amount.

     4. The rent payable as per above are subject to the goods and services tax (G.S.T.) payable monthly in addition to all rents and any additional charges that may arise from time to time.

     5. A deposit in the amount of TEN THOUSAND SIX HUNDRED AND NINE DOLLARS AND THIRTY-EIGHT CENTS (10,609.38) is payable for the Additional Leased Premises only for the month of September, 1998, and to rent and additional rent payable for the Additional Leased Premises only for the last month of the lease term and shall be subject to forfeiture as liquidated damages in the event of the default by the Lessee of any of the terms hereof.

     6. The Lessor and the Lessee acknowledge that the area over which the Lessee shall continue to have a Right of First Refusal pursuant to the last paragraph on Page 8 of the Lease, being the area outlined in green on Schedule "B", has an area of 2,675 square feet.

     7. The Lessor shall, at its own cost and expense, construct improvements in the Additional Leased Premises only, in accordance with the plans attached hereto and in accordance with the lessor's standard grade and quality of construction and finishings. The work shall include the following:

               a) demolish existing partitions in the Additional Leased premises where indicated in blue on Schedule "C";

               b) construct new partitions in the Additional Leased Premises where in the Additional Leased premises where indicated in orange on Schedule "D". This would include relocation of the closets and cupboard where indicated. The size of the closets would be reduced in order to fit into the available space;

               c) repaint the Additional Leased Premises only in a color to be chosen by the Lessee from the Lessor's building standard samples;



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               d) one of the doors from the  Additional  leased  Premises to the corridor would remain but would be blocked off and not used for access;

               e)the Lessor shall patch the carpet in the Additional Leased Premises only, resulting from the removal of the demolished partitions by installing 4-inch wide strips of carpet by the length of the demolished partition, with carpet to match the existing carpet as closely as possible. The Lessee acknowledges that the patches may be noticeable either because the seams are evident or because the color of the patches is darker or lighter than the surrounding carpet; the lessor shall steam clean the carpet in the Additional Leased Premises and make all necessary repairs to the existing carpet:

               f) and save as aforesaid, the lessee agrees to accept the Additional Leased Premises in an "AS IS" condition, and shall be responsible, at its own expense, for any additional work or improvements that it requires, including any additional electrical outlets required in the Additional leased Premises.

     8. The Lessor shall, at its own cost and expense, complete the following:

               a) replace part of the carpet in the Original Leases Premises as per the Highlighted area on Schedule "E". The new carpet to be installed shall be from the Lessor's building standard grade to match the existing carpet as closely as possible. The Lessee acknowledges that this work will be done after normal business hours and

               b) install a wall with a door to enclose the existing library area in the Original Leased Premises where indicated in red on Schedule "E".

     9. The Lessor shall use its best efforts to complete all of the above work by the 1st. day of September, 1998, or as soon thereafter as possible.

     10. All of the terms and covenants of the Lease shall apply to the Additional Leased Premises and , except as amended herein, the Lease shall remain unchanged and in full force and effect.

     11. In all other respects, the terms, covenants and conditions of the Lease as amended shall remain unchanged and in full force and effect during the Extended Term except as modified by this Amendment of Lease Agreement.

     12. This agreement shall enure to the benefit o an be binding upon the parties hereto and their respective successors and permitted assignees.


     IN WITNESS WHEREOF the parties, hereto have executed these presents.


SIGNED, SEALED & DELIVERED                            250 CONSUMERS ROAD LIMITED
                                                      --------------------------
         In the  presence of

___[Signature illegible]_______                    Per_____[Signature illegible]
witness
                                                   V3 SEMICONDUCTOR  CORPORATION


________________________________                   Per /s/ Carl Mitchell
witness






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